Exhibit 5.1
[KURZMAN EISENBERG CORBIN & LEVER, LLP LETTERHEAD]
Joel S. Lever
Partner
jlever@kelaw.com

July 31, 2025

Sachem Capital Corp.
568 East Main Street
Branford, Connecticut 06405

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Sachem Capital Corp., a New York corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering under the Act an aggregate of 2,936,762 shares of the Company’s common shares, par value $0.001 per share (the “Common Shares”), issuable under the Sachem Capital Corp. 2025 Omnibus Incentive Plan (the “Plan”).

We have examined the Registration Statement, the Plan, the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that the Common Shares issuable under the Plan have been duly and validly authorized for issuance and when issued and delivered pursuant to and in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

KURZMAN EISENBERG CORBIN & LEVER, LLP

By: /s/ Joel S. Lever
Joel S. Lever, Partner